UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2026
LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)
(952) 368-4300
(Registrant’s telephone number, including area code)
 Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	LFCR	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.
As previously disclosed, on September 27, 2026, Lifecore Biomedical, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lifecore Inc. and Hazel Merger Sub, Inc.
On October 16, 2026, the Board of Directors (the “Board”) of the Company established November 4, 2026, as the record date for a special meeting of stockholders of the Company (the “Special Meeting”) to approve, among other things, the adoption of the Merger Agreement and the approval of the merger contemplated thereby. Stockholders of record of the Company as of the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting.
Additional Information and Where to Find It
In accordance with the Merger Agreement, the Company will file a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the Special Meeting. The Company also intends to file a definitive proxy statement with the SEC for the Special Meeting.
The Company urges investors and securityholders to read the proxy statement and other relevant documents filed or to be filed with the SEC carefully as they become available, as well as any amendments or supplements to these documents, because they will contain important information.
Investors and securityholders will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors and securityholders also will be able to obtain a free copy of the proxy statement and other documents (when available) filed by the Company with the SEC by accessing the investor relations section of the Company’s website at https://ir.lifecore.com or by calling (952) 368-4300. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement, this Current Report on Form 8-K or any other document that the Company files with or furnishes to the SEC.
Participants in the Solicitation
This Current Report on Form 8-K does not constitute a solicitation of proxy, an offer to sell or a solicitation of an offer to sell any securities. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger.
Information regarding the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (1) in the Company’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, including under the headings “Proposal No. 1: Election of Directors,” “Corporate Governance and Board Matters – Executive Officers of the Company,” “Compensation Discussion and Analysis,” “Executive Compensation and Related Information,” “Stock Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Party Transactions,” which was filed with the SEC on April 24, 2026, and (2) to the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the Company’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents can be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 20, 2026

LIFECORE BIOMEDICAL, INC.

By:	/s/ Ryan D. Lake
Ryan D. Lake
Chief Financial Officer